UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2016 (February 22, 2016)

State Bank Financial Corporation
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation)

001-35139	27-1744232
(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road, NE, Suite 1900
Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

(404) 475-6599
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2016, Kelly Barrett, a director of State Bank Financial Corporation (the “Company”) and State Bank and Trust Company (the “Bank”), notified the Company of her decision not to stand for reelection at the 2016 annual meeting of shareholders and to resign from her position as a director of each of the Company and the Bank effective as of the date of that meeting.

Ms. Barrett’s decision not to stand for reelection as a director of the Company and the Bank is due to her employer instituting a policy limiting the number of public company boards on which an employee may serve and did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

The Company is grateful for Ms. Barrett’s more than four years of dedicated service to the Company and the Bank.

Item 8.01 Other Events

On February 25, 2016, the Company issued a press release announcing that it has entered into a written trading plan with a broker for the purpose of repurchasing up to 1,500,000 shares of its common stock in accordance with the guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

 (d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release dated February 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE BANK FINANCIAL CORPORATION

Dated: February 25, 2016	By:	/s/ Sheila E. Ray
Sheila E. Ray
Chief Financial Officer